UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2013

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of in Company)	(Commission File Number)	(IRS Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 13, 2013, Hudson City Bancorp, Inc. (the “Company”) issued a press release announcing that the 2013 Annual Meeting of Shareholders will be held on December 18, 2013. The voting record date will be October 28, 2013.

The 2013 Annual Meeting of Shareholders had been delayed due to the pending merger of Hudson City Bancorp, Inc. with Wilmington Trust Corporation, a wholly owned subsidiary of M&T Bank Corporation (the “Merger”). However, given the previously announced delay in the closing of the Merger and extension of the Merger Agreement through January 31, 2014, we have decided to schedule the 2013 Annual Meeting of Shareholders to be held on December 18, 2013 in order to comply with the NASDAQ corporate governance requirements. If the closing of the Merger occurs prior to December 18, 2013, the 2013 Annual Meeting of Shareholders will not be held.

A shareholder that wishes to submit a shareholder proposal intended for inclusion in our proxy statement and proxy card relating to our 2013 Annual Meeting of Shareholders must submit the proposal to our Corporate Secretary by mail at Hudson City Bancorp, Inc., West 80 Century Road, Paramus, New Jersey 07652. Any such shareholder proposal must be received by our Corporate Secretary no later than 5:00pm on September 30, 2013. A shareholder seeking to submit a shareholder proposal must be a shareholder of record and such proposal must set forth the information required by the bylaws of Hudson City Bancorp, Inc. Nothing in this paragraph shall be deemed to require Hudson City Bancorp to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time such proposal is received. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

Exhibit No.	Description

99.1	Press release dated September 13, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Anthony J. Fabiano
Anthony J. Fabiano
Executive Vice President

Dated: September 16, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 13, 2013

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